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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
FirstMerit Corporation

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-7266, 33-47074, 33-47147, 33-57076, 33-57557, 33-63101, 333-66129,
333-72287 and 333-78953 on Forms S-8 of our report dated January 31, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of FirstMerit Corporation, which is incorporated by reference in FirstMerit Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the use of our reports dated April 14, 2000 and April 21, 2000, relating to the FirstMerit Corporation and Subsidiaries Employees' Stock Purchase Plan and the FirstMerit Corporation and Subsidiaries Employees' Salary Savings Retirement Plan, respectively, which appear in Amendment No. 1 to the 1999 Annual Report on Form 10-K of FirstMerit Corporation.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
April 26, 2000